EXHIBIT 10.9



                                ADDENDUM TO LEASE


          This Addendum to Lease is dated as of this 1st day of August, 1997, by and between Freeport Center Associates, a Utah general partnership ("Landlord"), and Wholesome & Hearty Foods, Inc., an Oregon corporation ("Tenant").

                                    RECITALS

     A. Landlord and Tenant entered into a certain lease agreement dated May 28, 1997, for the lease by Landlord to Tenant of certain real property and improvements thereon located in the City of Clearfield, County of Davis, State of Utah (the "Lease").

     B. Pursuant to Section 37B of the Lease, Tenant agreed to furnish Landlord with a letter of credit or other form of security to secure the performance of Tenant's restoration obligations as that term is defined under Sections 20 and 37B of the Lease. Section 37B of the Lease requires the letter of credit to be irrevocable and provides that the letter of credit shall not expire for a period of up to 90 days following expiration of the initial term of the Lease.

     C. A standby letter of credit dated May 28, 1997 (the "Letter of Credit"), has been issued in favor of Landlord by Bank of America ("Issuer") pursuant to
Section 37B of the Lease. A copy of the Letter of Credit is attached hereto as Exhibit A. The Letter of Credit was amended pursuant to an amendment dated August 11, 1997, a copy of which is attached hereto as Exhibit B. The Letter of Credit, by its terms, is not irrevocable and may be terminated by Issuer under the terms and conditions set forth in the Letter of Credit.

     D. The purpose of this Addendum to Lease is to confirm that the Letter of Credit, as amended, is acceptable to Landlord and to reflect the parties' agreement that Tenant shall have 45 days in which to furnish Landlord with another letter of credit or other reasonably acceptable form of security in the event the Letter of Credit terminates prior to Tenant's extension of the term of the Lease or, if Tenant does not extend the term of the Lease, prior to March 31, 2003.

                                   AGREEMENT

          1. Landlord hereby consents to the Letter of Credit, as amended, and agrees that it is in a form and content acceptable to Landlord.

          2. In the event Issuer gives notice to Landlord that it will cancel or not renew the Letter of Credit such that it will terminate prior to Tenant's extension of the Lease pursuant to Section 2 of the Lease or, if Tenant does not so extend the Lease, prior to March 31, 2003, Landlord will (1) immediately provide Tenant with written notice that Landlord has received from Issuer notice of cancellation or non-renewal of the Letter of Credit, and (2) refrain and forbear from drawing upon the Letter of Credit for a period of 45 days after providing Tenant with the foregoing notice of Issuer's notice of cancellation or non-renewal. If Tenant during such 45-day period does not furnish Landlord with another standby letter of credit, performance or payment bond, or other form of security that is reasonably acceptable to Landlord, Landlord will be authorized to draw in full upon the Letter of Credit.

TENANT: LANDLORD:

WHOLESOME & HEARTY FOODS, INC.,                      FREEPORT CENTER ASSOCIATES,
an Oregon corporation                                a Utah general partnership



By /s/ James W. Linford                              By /s/ Robert O'Block
  -----------------------------                        -------------------------
   James W. Linford
   Vice President, Supply Chain                        Its General Partner